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                                                                 EXHIBIT 12(a)

                          DORAL FINANCIAL CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


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
                                                                             FOR THE QUARTER ENDED
                                                                                 MARCH 31, 2001
                                                                             ---------------------
INCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                                    $ 31,892
  Plus:
     Fixed Charges (excluding capitalized interest)                                 72,902
                                                                                  --------

TOTAL EARNINGS                                                                    $104,794
                                                                                  ========

FIXED CHARGES:
     Interest expensed and capitalized                                            $ 75,216
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                               240
     An estimate of the interest component within rental expense                       477
                                                                                  --------

TOTAL FIXED CHARGES                                                               $ 75,933
                                                                                  ========

RATIO OF EARNINGS TO FIXED CHARGES                                                    1.38
                                                                                  ========




EXCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                                    $ 31,892
  Plus:
     Fixed Charges (excluding capitalized interest)                                 55,018
                                                                                  --------

TOTAL EARNINGS                                                                    $ 86,910
                                                                                  ========

FIXED CHARGES:
     Interest expensed and capitalized                                            $ 57,332
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                               240
     An estimate of the interest component within rental expense                       477
                                                                                  --------

TOTAL FIXED CHARGES                                                               $ 58,049
                                                                                  ========

RATIO OF EARNINGS TO FIXED CHARGES                                                    1.50
                                                                                  ========
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